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                                   Exhibit (j)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Davis Series, Inc.

We consent to the use of our report dated February 6, 2004 incorporated by reference in this Registration Statement of Davis Series, Inc. and to the references to our firm under the headings "Financial Highlights" in each of the Prospectuses for Davis Series, Inc. and "Auditors" in the Statement of Additional Information.


                                                     /s/ KPMG, LLP
                                                     ---------------------------
                                                     /s/ KPMG LLP

Denver, Colorado
April 23, 2004